UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.   20549

                                   Form 8-K


                                 CURRENT REPORT


                      PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      October 20, 1997
                                                      ----------------

                      POTOMAC ELECTRIC POWER COMPANY
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        (Exact name of registrant as specified in its charter)


District of Columbia and Virginia     1-1072            53-0127880
---------------------------------   ---------       ------------------
 (State or other jurisdiction of    (Commission     (I.R.S. Employer
  incorporation)                     File Number)   Identification No.)


1900 Pennsylvania Avenue, N. W., Washington, D. C.             20068
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     (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code       (202) 872-3526

                                                         --------------

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    (Former Name or Former Address, if Changed Since Last Report)

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                                                                   PEPCO
                                                                   Form 8-K

Item 5.     Other Events.
            -------------

On October 20, 1997, the District of Columbia Public Service Commission ("D.C. PSC") approved the merger of the Company and Baltimore Gas and Electric Company ("BGE") to create Constellation Energy Corporation. However, the D.C. PSC order increased the Company's and BGE's estimated net cost savings of the merger from $1.3 billion over 10 years to $1.8 billion. The D.C. PSC allocated the net cost savings 75% to customers and 25% to shareholders and ordered that District of Columbia customers' rates be reduced by $94 million over the first 4-year period after consummation of the merger and a $5 million contribution be made to an economic development fund in the first year, which aggregate amount is more than the savings the Company and BGE estimate could be achieved over that period. Therefore, the Company and BGE will ask the D.C. PSC to reconsider its decision and allocate the appropriate net savings equally between customers and shareholders.

On October 27, 1997 the Circuit Court for Baltimore County ruled on the appeal by the International Brotherhood of Electrical Workers, Local Union 1900, of the Maryland Public Service Commission's order approving the merger. The Court affirmed the order.



                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Potomac Electric Power Company
                                       ------------------------------
                                                 (Registrant)


                                         /s/    Kirk J. Emge
                                      By ___________________________
                                                Kirk J. Emge
                                               Vice President
October 30, 1997
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     DATE
                                        -2-
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